 Exhibit 10.10

Thunder Bridge Acquisition II Ltd.

9912 Georgetown Pike Suite D203

Great Falls, Virginia 22066

____, 20191

Ladies and Gentlemen:

The parties hereto hereby enter into this side letter agreement (this “Agreement”), by and between Thunder Bridge Acquisition II Ltd. (the “Company”) and Monroe Capital LLC (“Monroe”). For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Monroe and the Company hereby agree as follows:

1. The Company hereby grants Monroe a right of first refusal (“ROFR”) with respect to fifty-one percent of any issuances of senior debt, second lien debt, last out senior and junior lien debt or holdco unsecured debt, including each tranche thereof (collectively, “Debt”), directly or indirectly, by the Company or any of its subsidiaries (including by way of assumption), in connection with the Company’s initial business combination (the “Business Combination” as described in the registration statement relating to the Company’s initial public offering (the “IPO”)) and the right to be lead agent and arranger with respect to such Debt. The Company shall notify Monroe of the principal terms of any proposed issuance of Debt in connection with the Business Combination and provide Monroe with a draft merger agreement or analogous acquisition agreement containing all material terms of the Business Combination (the “Acquisition Agreement”). Such notice shall contain an offer to allow Monroe or, at Monroe’s option, one or more of its affiliates, to make at least fifty-one percent of such loan or purchase at least fifty-one percent of such Debt securities and to act as lead agent and arranger. The Company shall provide reasonable access to due diligence information to facilitate Monroe’s decision as to whether or not to exercise the ROFR, subject to entering into a customary confidentiality agreement. If Monroe chooses to accept, Monroe shall have ten days from the date of such notice to provide a commitment letter accepting such right of first refusal; provided, however, that if there has been a material change to the economic terms of the Acquisition Agreement that would reasonably be expected to affect a lender’s underwriting decision, then the ten day period shall be extended such that there shall be at least three additional business days from the date that Monroe is notified of such material change. In the event Monroe does not elect to make a loan or purchase such Debt securities within such ten days (as the same may be extended), the Company or such subsidiary shall be free to make such loan or sell such Debt securities on the terms contained in such notice.

2. Notwithstanding anything to the contrary in this Agreement, the Company shall not, and shall cause its affiliates not to, publicly identify Monroe or any of its affiliates by name or identifiable description, or include the name or identifiable description of Monroe or any of its affiliates in any press release, filing with the U.S. Securities and Exchange Commission or any regulatory agency or trading market, or any other public disclosure without the prior written consent of Monroe, both as to the name of Monroe and as to any disclosure relating to Monroe.

1 To be dated as of the effective date of the IPO

3. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE.

4. This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

5. This Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver or termination is sought.

6. This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

7. This Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns, and the agreements and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

8. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

9. Monroe hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account (the “Trust Account”) to be established by the Company in which substantially all of the proceeds of the IPO (including the deferred underwriters discounts and commissions) and of the sale of the private placement warrants by the Company are to be deposited, as described in greater detail in the registration statement related to the IPO, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever. This Section 9 shall not apply to any Claims Monroe may have with respect to its ownership of the Company’s public securities or the right to receive the return of escrowed funds deposited into the Trust Account prior to the IPO.

If the foregoing is in accordance with your understanding, please sign and return to us one counterpart hereof, and upon the acceptance hereof by Monroe and the Company, this Agreement and such acceptance hereof shall constitute a binding agreement between the parties hereto.

[Signature page follows]

Very truly yours,

THUNDER BRIDGE ACQUISITION II LTD.

By:
Name:
Title:

Accepted as of the date hereof:

MONROE CAPITAL LLC

By:
Name:
Title:

[Signature Page to Side Letter]

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